CINERGY CORP. CONSOLIDATED STATEMENTS OF INCOME For the Periods Ended September 30, 2005 and 2004 (unaudited) (dollars in thousands, except per share amounts)			Schedule 1
	Quarter Ended		Year To Date
	2005	2004	2005	2004

Operating Revenues
Electric	$1,134,494	$952,406	$2,975,129	$2,681,078
Gas	84,073	65,298	476,767	524,226
Other	146,712	110,879	371,895	265,674
Total Operating Revenues	1,365,279	1,128,583	3,823,791	3,470,978

Operating Expenses
Fuel, emission allowances and purchased power	459,964	341,218	1,077,641	933,864
Gas purchased	30,446	19,792	295,135	290,728
Costs of fuel resold	118,619	86,917	297,469	203,441
Operation and maintenance	342,221	325,787	1,025,131	968,981
Depreciation	129,597	114,668	386,537	333,856
Taxes other than income taxes	65,101	57,001	209,115	204,320
Total Operating Expenses	1,145,948	945,383	3,291,028	2,935,190

Operating Income	219,331	183,200	532,763	535,788

Equity in Earnings of Unconsolidated Subsidiaries	6,795	8,016	25,206	18,095
Miscellaneous Income (Expense) - Net	17,012	(944)	33,886	(11,419)
Interest Expense	76,932	71,775	209,644	209,446
Preferred Dividend Requirements of Subsidiaries	603	858	2,319	2,574

Income Before Taxes	165,603	117,639	379,892	330,444

Income Taxes	33,666	24,716	79,891	76,002

Net Income	$131,937	$92,923	$300,001	$254,442

Average Common Shares Outstanding - Basic	199,069	180,881	197,741	180,129

Earnings Per Common Share - Basic	$0.67	$0.51	$1.52	$1.41

Average Common Shares Outstanding - Diluted	200,167	183,478	198,777	182,564

Earnings Per Common Share - Diluted	$0.66	$0.50	$1.51	$1.39

Cash Dividends Declared Per Common Share	$0.96	$0.47	$1.92	$1.41

Note: Prior year data has been reclassified to conform with current year presentation.